UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2004 (November 12, 2004)

GEORGIA GULF CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9753	58-1563799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

115 Perimeter Center Place, Suite 460, Atlanta, GA		30346
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (770) 395-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 2.03 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 12, 2004 Georgia Gulf Corporation (the “Company”) entered into an Amended and Restated Receivables Purchase Agreement and a First Amendment to the Receivables Sales Agreement (the “amended agreements”).  The amended agreements provide for the sale of a $135 million undivided percentage interest in the Company’s trade accounts receivables and extends the termination date from November 12, 2004 to November 10, 2005.

Under the terms of the amended agreements, the Company has sold to Blue Ridge Asset Funding Corporation and Victory Receivables Corporation an undivided percentage ownership interest in a defined pool of its trade receivables on a revolving basis.  The sale is recorded as a reduction in receivables on the Company’s consolidated balance sheet.  On-going costs will be charged to selling, general and administrative expenses. The balance sold is divided equally between the two purchasers.  The funded balance has the effect of reducing accounts receivable and short-term liabilities by the same amount. As collections reduce accounts receivable included in the pool, we sell ownership interests in new receivables to bring the ownership interests sold up to $135 million.  We continue to service these receivables and maintain an interest in the receivables.

Continued availability of this financing is conditioned upon compliance with covenants, related primarily to the operation of the financing as set forth in the amended agreements.  Should the Company be unable to comply with these covenants, the financing would be terminated and although we would not be required to repurchase previously sold receivables, we would be prevented from selling additional receivables.   In that event,  the Company would have to source these funding requirements with  availability under its senior credit facility or obtain alternate financing.  The maximum potential future payments under the amended agreements are the base sale amount of $135 million plus any program fees on the funded balance, which we believe are approximately  $3.2 million.   Copies of the amended agreements are attached hereto as exhibits 10.1 and 10.2 and are hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1                           Amended and Restated Receivables Purchase Agreement Dated as of November 12, 2004    Among GGRC Corp., as Seller and Georgia Gulf Corporation and Georgia Gulf Chemicals and Vinyls, LLC as Initial Servicers and Blue Ridge Asset Funding Corporation as a Purchaser and Victory Receivables Corporation as a Purchaser and Wachovia Bank, National Association as Administrative Agent and Blue Ridge Purchaser Agent and the Bank of Tokyo-Mitsubishi, Ltd., New York Branch as Victory Purchaser Agent.

10.2                           First Amendment to Receivables Sale Agreement, dated November 12, 2004 to the Receivables Sale Agreement Dated as of November 15, 2002 among Georgia Gulf Corporation, as a Seller, Georgia Gulf Chemicals & Vinyls, LLC, as a Seller, Georgia Gulf Lake Charles, LLC, as a Seller and GGRC, CORP., as the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2004

Georgia Gulf Corporation

By:	/s/ JOEL I. BEERMAN
Name:	Joel I. Beerman
Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1                           Amended and Restated Receivables Purchase Agreement Dated as of November 12, 2004    Among GGRC Corp., as Seller and Georgia Gulf Corporation and Georgia Gulf Chemicals and Vinyls, LLC as Initial Servicers and Blue Ridge Asset Funding Corporation as a Purchaser and Victory Receivables Corporation as a Purchaser and Wachovia Bank, National Association as Administrative Agent and Blue Ridge Purchaser Agent and the Bank of Tokyo-Mitsubishi, Ltd., New York Branch as Victory Purchaser Agent.

10.2                           First Amendment to Receivables Sale Agreement, dated November 12, 2004 to the Receivables Sale Agreement Dated as of November 15, 2002 among Georgia Gulf Corporation, as a Seller, Georgia Gulf Chemicals & Vinyls, LLC, as a Seller, Georgia Gulf Lake Charles, LLC, as a Seller and GGRC, CORP., as the Company.